Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A, Amendment No. 3 of Pacific DataVision, Inc. of our report dated August 7, 2014, except as to Note 2(e), which is as of November 20, 2014 relating to our audits of the financial statements of Pacific DataVision, Inc. as of and for the years ended March 31, 2014 and 2013. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-1/A, Amendment No. 3.

/s/ PKF O’Connor Davies

a division of O’Connor Davies, LLP

New York, NY

January 26, 2015